As filed with the Securities and Exchange Commission on July 5, 2006.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               IVANHOE MINES LTD.
             (Exact name of registrant as specified in its charter)

             YUKON, CANADA                              NOT APPLICABLE
    (State or other jurisdiction of            (IRS Employer Identification No.)
    incorporation or organization)
                       ___________________________________

      SUITE 654, 999 CANADA PLACE
   VANCOUVER, BRITISH COLUMBIA, CANADA                             V6C 3E1
 (Address of principal executive offices)                         (Zip Code)


                 Employees' and Directors' Equity Incentive Plan
                            (Full title of the plan)

                              CT Corporation System
                                111 Eighth Avenue
                            New York, New York 10011
                     (Name and address of agent for service)


                                 (212) 894-8700
          (Telephone number, including area code, of agent for service)
                              ____________________

                                    COPIES TO:
      Beverly Bartlett                Paul L. Goldman                        Edwin S. Maynard
     Ivanhoe Mines Ltd.                   Goodmans             Paul, Weiss, Rifkind, Wharton & Garrison LLP
Suite 654, 999 Canada Place    Suite 1900, 355 Burrard Street           1285 Avenue of the Americas
Vancouver, British Columbia     Vancouver, British Columbia            New York, New York 10019-6064
       Canada V6C 2G8                   Canada V6C 2G8

                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                   PROPOSED MAXIMUM   PROPOSED MAXIMUM
           TITLE OF               AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING      AMOUNT OF
 SECURITIES TO BE REGISTERED    REGISTERED(1)(2)      PER SHARE(3)          PRICE        REGISTRATION FEE(4)
------------------------------------------------------------------------------------------------------------
 Common Shares, no par value    3,000,000 shares         $6.45           $19,350,000         $2,277.50
------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Represents the maximum number of additional shares which may be issued under the Employees' and Directors' Equity Incentive Plan.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on June 26, 2006, a date within five business days of the filing of this Registration Statement.

(4) Registration fees were previously paid for the registration of 29,000,000 shares (Registration No. 331-113048) under the Employees' and Directors' Equity Incentive Plan. The fee being paid herewith pertains to an aggregate of 3,000,000 common shares issuable under the Employees' and Directors Equity Incentive Plan.


            STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF
                             ADDITIONAL SECURITIES

The Registrant has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act, to register 3,000,000 Common Shares, no par value of the Registrant issuable pursuant to the Ivanhoe Mines Ltd. Employees' and Directors' Incentive Plan. The Registrant previously registered 29,000,000 shares (Registration No. 333-113048) under the Employees' and Directors' Incentive Plan. Pursuant to General Instruction E to Form S-8, the contents of the prior registration statement relating to the Employees' and Directors' Incentive Plan are hereby incorporated by reference, except as otherwise updated or modified by this Registration Statement.

PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION

                  The information required by Item 1 is included in documents sent or given to participants in the Ivanhoe Mines Ltd. Employees' and Directors' Equity Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The Registrant will provide to the participants of the plan a written statement advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference herein, as required by Item 2 of Part I of Form S-8. The statement indicates the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement includes the address (giving title or department) and telephone number to which the request is to be directed.

ITEM 8.           EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------
5.1               Opinion  of  Lackowicz, Shier  &  Hoffman, counsel  to  the
                  Registrant, regarding the legality of the securities being registered hereby

23.1 Consent of Lackowicz, Shier & Hoffman, counsel to the Registrant (included in Exhibit 5.1)

23.2              Consent of Deloitte & Touche LLP

24.1 Powers of Attorney (included on the signature pages to this registration statement)


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on July 5, 2006.


                                    IVANHOE MINES LTD.



                                    By:  /s   Beverly A. Bartlett
                                         ------------------------------------
                                         Beverly A. Bartlett
                                         Vice President & Corporate Secretary


                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Beverly A. Bartlett as true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated effective July 5, 2006.

         SIGNATURE                         TITLE
         ---------                         -----


/s  Robert M. Friedland                    Chairman and Director
---------------------------------
    Robert M. Friedland


/s  R. Edward Flood                        Deputy Chairman and Director
---------------------------------
    R. Edward Flood


/s  David Huberman                         Lead Director and Director
---------------------------------
    David Huberman


/s  Peter Meredith                         Deputy Chairman and Director
---------------------------------
    Peter Meredith


/s  John Macken                            Director, President and Chief
---------------------------------          Executive Officer
    John Macken


/s  Markus Faber                           Director
---------------------------------
    Markus Faber


/s  Robert W. Hanson                       Director
---------------------------------
    Robert Hanson


/s  Kjeld Thyugesen                        Director
---------------------------------
    Kjeld Thygesen

         SIGNATURE                         TITLE
         ---------                         -----


/s  John Weatherall                        Director
---------------------------------
    John Weatherall


/s  Howard Balloch                         Director
---------------------------------
    Howard Balloch


/s  David Korbin                           Director
---------------------------------
    David Korbin


/s  Tony Giardini                          Chief Financial Officer
---------------------------------
    Tony Giardini


                  Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed the Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on July 5, 2006.



                                    IVANHOE MINES LTD.



                                    By:  /s   Beverly A. Bartlett
                                         --------------------------------------
                                         Beverly A. Bartlett
                                         Vice President and Corporate Secretary

                                 EXHIBIT INDEX

EXHIBIT          DESCRIPTION
-------          -----------
5.1              Opinion  of  Lackowicz,   Shier  &  Hoffman,  counsel  to  the
                 Registrant, regarding the legality of the securities being registered hereby

23.1             Consent  of  Lackowicz,   Shier  &  Hoffman,  counsel  to  the
                 Registrant (included in Exhibit 5.1)

23.2             Consent of Deloitte & Touche LLP

24.1 Powers of Attorney (included on the signature pages to this registration statement)